UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2009, GERA Abrams Centre LLC (“Abrams”) and GERA 6400 Shafer LLC (“Shafer” and together with Abrams, collectively, the “Borrower”), each a subsidiary of Grubb & Ellis Company (the “Company”), modified the terms (the “Amendment”) of that certain $42.5 million loan initially due on July 9, 2009 (the “Loan”) by and among the Borrower and Tremont Net Funding II, LLC (the “Lender”) under that certain (i) Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as June 15, 2007, which grants Lender a first priority lien on that certain property located at 9330 LBJ Freeway, Dallas, Texas 75231 (the “Abrams Property”) and (ii) Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007, which grants Lender a first priority lien on that certain property located at 6400 Shafer Court, Rosemont, Illinois (the “Shafer Property” and together with the Abrams Property, collectively, the “Property”).

The Amendment to the Loan provides, among other things, for an extension of the term of the Loan until March 31, 2010 (the “Loan Extension Date”). In addition, the principal balance of the Loan was reduced from $42.5 million to $11.0 million in connection with the transfer of the Shafer Property from the Borrower to an affiliate of Lender for nominal consideration pursuant to a special warranty deed (the “Special Warranty Deed”) that was recorded on December 29, 2009.

Pursuant to the Amendment, the Lender remains obligated under the Loan, in its reasonable discretion, to fund any shortfalls relating to tenant improvements and leasing commission expenses and to fund any operational shortfalls and debt service, provided that there is no event of default existing with respect to the Loan.

The Amendment also grants the Lender a call option, and the Borrower a put option, with respect to the Abrams Property through the Loan Extension Date. Each of the Lender’s call option and the Borrower’s put option requires 10 business days prior written notice and provides for the transfer of the Abrams Property pursuant to a deed identical in all material respects to the Special Warranty Deed that was executed with respect to the Shafer Property. If neither the put option nor the call option is exercised by March 30, 2010, the Borrower has the right to file a deed conveying the Abrams Property to the Lender or its designee on March 31, 2010.

The Amendment also releases the Borrower and the guarantor under the Loan, from and against any claims, obligations and/or liabilities that the Lender or any of party related to or affiliated with the Lender, whether known or unknown, that such party had, has or may have in the future, arising from or related to the Loan.

The foregoing is a summary of the material terms and conditions of the Amendment, the Special Warranty Deed and other ancillary documents with respect to the transaction, and does not purport to be a complete discussion of the Amendment, the Special Warranty Deed or such other ancillary documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment, the Special Warranty Deed and the other ancillary documents, all of which shall be filed as exhibits pursuant to an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Andrea R. Biller

Andrea R. Biller
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 5, 2010